UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2013

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on May 23, 2013. As of the Record Date of March 27, 2013, there were 20,976,963 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal I – Election of Directors

Shareholders approved the election of nine directors to serve as directors for a one-year term to expire at the 2014 Annual Meeting. The voting results for this proposal are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Julie A. Dobson	13,870,468	500,409	3,815,194
Keith B. Jarrett	14,234,729	136,148	3,815,194
Andrew E. Lietz	13,952,119	418,758	3,815,194
George MacKenzie	14,145,321	225,556	3,815,194
George D. McClelland	13,963,630	407,247	3,815,194
Jack L. Messman	13,758,962	611,915	3,815,194
John J. Roberts	13,971,606	399,271	3,815,194
Robert J. Rosenthal	14,234,605	136,272	3,815,194
Stephen T. Zarrilli	14,151,676	219,201	3,815,194

Proposal II – Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2013

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for its 2013 fiscal year. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,719,547	394,253	72,271	0

Proposal III – Advisory Vote Concerning Executive Compensation of the Named Executive Officers

Shareholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2013 Annual Meeting Proxy Statement. The voting results for this proposal are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,137,239	3,124,064	109,574	3,815,194

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: May 24, 2013	By:	BRIAN J. SISKO
Brian J. Sisko
Executive Vice President and Managing Director